AMENDED EXHIBIT A

                                   PORTFOLIOS

      Exhibit A to the Custody Agreement dated as of March 22, 1997, between the undersigned is hereby amended, effective February 15, 1999, to list the following four Portfolios:

            - Third Avenue Small-Cap Value Fund

            - Third Avenue High Yield Fund

            - Third Avenue Real Estate Value Fund

            - Third Avenue Value Fund

As of February 15, 1999

                                    THIRD AVENUE TRUST

                                    By: /s/ Martin J. Whitman
                                        ---------------------
                                    Name:  Martin J. Whitman
                                    Title: President


                                    CUSTODIAL TRUST COMPANY

                                    By:
                                        ---------------------
                                    Name:  Ronald D. Watson
                                    Title: President


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